UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2025

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 525 South Tryon Street Charlotte, North Carolina 28202 800-488-3853	20-2777218
1-04928	DUKE ENERGY CAROLINAS, LLC (a North Carolina limited liability company) 525 South Tryon Street Charlotte, North Carolina 28202 800-488-3853	56-0205520
1-3382	DUKE ENERGY PROGRESS, LLC (a North Carolina limited liability company) 411 Fayetteville Street Raleigh, North Carolina 27601 800-488-3853	56-0165465

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Duke Energy	Common Stock, $0.001 par value	DUK	New York Stock Exchange LLC
Duke Energy	5.625% Junior Subordinated Debentures due September 15, 2078	DUKB	New York Stock Exchange LLC
Duke Energy	Depositary Shares each representing a 1/1,000th interest in a share of 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	DUK PR A	New York Stock Exchange LLC
Duke Energy	3.10% Senior Notes due 2028	DUK 28A	New York Stock Exchange LLC
Duke Energy	3.85% Senior Notes due 2034	DUK 34	New York Stock Exchange LLC
Duke Energy	3.75% Senior Notes due 2031	DUK31A	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On November 20, 2025, Duke Energy Carolinas, LLC (“DEC”) and Duke Energy Progress, LLC (“DEP”, and together with DEC, the “Companies”) each filed rate cases with the North Carolina Utilities Commission (“NCUC”) seeking approval for increases in retail revenues. Both filings include requests for Performance Based Regulation mechanisms, featuring a two-year Multi-Year Rate Plan as well as residential decoupling, performance incentive mechanisms, and an earnings sharing mechanism.

If approved by the NCUC, for DEC, the net increase in retail revenues in year one would be approximately $727 million (10.9%), followed by $275 million (4.1%) in year two – a total 15.0% increase; and for DEP, the net increase in retail revenues in year one would be approximately $528 million (10.9%), followed by $200 million (4.1%) in year two – a total 15.1% increase. DEP’s revenue request is net of a proposed Production Tax Credit (“PTC”) Rider, which would flow back monetized PTCs to customers beginning in 2027. DEC already has an established PTC Rider in place.

The Companies have requested the NCUC approve the requested total Year 1 rates to be effective no later than January 1, 2027. Although a procedural schedule has not yet been established by the NCUC, hearings are expected to commence in third-quarter 2026.

An overview providing additional detail on the filings is attached to this Form 8-K as Exhibit 99.1. The information in Exhibit 99.1 is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

99.1	Duke Energy Carolinas, LLC and Duke Energy Progress, LLC Fact Sheet Regarding 2025 Multi-Year Rate Case Filing.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION
Date: November 20, 2025	By:	/s/ David S. Maltz
	Name:	David S. Maltz
	Title:	Vice President, Legal, Chief Governance Officer and Corporate Secretary

DUKE ENERGY CAROLINAS, LLC
Date: November 20, 2025	By:	/s/ David S. Maltz
	Name:	David S. Maltz
	Title:	Vice President, Legal, Chief Governance Officer and Corporate Secretary

DUKE ENERGY PROGRESS, LLC
Date: November 20, 2025	By:	/s/ David S. Maltz
	Name:	David S. Maltz
	Title:	Vice President, Legal, Chief Governance Officer and Corporate Secretary